SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	October 14, 2016

VARIAN MEDICAL SYSTEMS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-7598	94-2359345
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3100 Hansen Way, Palo Alto, CA	94304-1030
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code	(650) 493-4000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 8.01. Other Events.

Varian Medical Systems, Inc. (the “Company”) is announcing the guidance information it intends to provide at the time it reports its results for the fourth quarter of its 2016 fiscal year and for its 2016 fiscal year, scheduled to occur on October 26, 2016, in light of the Company’s planned spin off of its Imaging Components business as a new, stand-alone public company - Varex Imaging Corporation. At the time it reports its results for the fourth quarter of its 2016 fiscal year and for its 2016 fiscal year, the Company intends to provide complete revenue and earnings guidance for the Company, including its Imaging Components business, for the first quarter of its 2017 fiscal year and revenue guidance for both the Company and Varex Imaging Corporation for their respective 2017 fiscal years and does not intend to provide annual earnings guidance for the Company or for Varex Imaging Corporation until after the spin off has been completed.  The Company further expects to provide full revenue and earnings guidance for the Company for its 2017 fiscal year at the time it reports the Company’s results for the first quarter of its 2017 fiscal year at the end of January 2017 and also expects to provide 2017 fiscal year revenue and earnings guidance for Varex Imaging Corporation at that time.

Cautionary Note Regarding Forward-Looking Statements: Certain information contained in this Current Report on Form 8-K, including any statements using the terms “intend”, “scheduled”, “plan”, “expect”, “will” or similar statements, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All such forward-looking statements are subject to important risk factors and uncertainties, many of which are beyond the Company’s ability to control or predict. The Company assumes no obligation to update or revise the forward-looking statements in this Current Report because of new information, future events, or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Varian Medical Systems, Inc.

By:	/s/ John W. Kuo
Name:	John W. Kuo
Title:	Senior Vice President, General Counsel and Corporate Secretary

Dated: October 14, 2016